Exhibit 99.1

APAX PARTNERS SUCCESSFULLY COMPLETES ACQUISITION OF
BANKRATE, INC.

New York, September 25, 2009—BEN Merger Sub, Inc. and BEN Holdings, Inc., corporations owned by funds advised by Apax Partners and formed for the purpose of acquiring Bankrate, Inc., today announced the successful completion of the merger of BEN Merger Sub with and into Bankrate, with Bankrate surviving.

On July 22, 2009, Bankrate announced that it had entered into a definitive agreement to be acquired and taken private by funds advised by Apax Partners, a global private equity firm with over $35 billion in funds under advice and significant expertise in financial services and media. The agreement called for Bankrate shareholders to receive $28.50 per share payable net to the holder in cash, without interest and less any applicable holding taxes. The transaction is valued at approximately $571 million.

At the time of the merger, all outstanding shares of Bankrate’s common stock not validly tendered and accepted for payment in the tender offer were converted, subject to appraisal rights, into the right to receive $28.50 per share payable net to the holder in cash, without interest and less any applicable holding taxes (the same price paid in the tender offer). Remaining former shareholders of Bankrate will be mailed materials necessary to exchange their former Bankrate shares for such payment.

Bankrate common stock will cease trading on NASDAQ at market close on September 25, 2009, and will no longer be listed.

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About Bankrate, Inc.

The Bankrate network of companies includes Bankrate.com, Interest.com, Mortgage-calc.com, Nationwide Card Services, Savingforcollege.com, Fee Disclosure, InsureMe, CreditCardGuide.com and Bankaholic.com. Each of these businesses helps consumers make informed decisions about their personal finance matters. The company’s flagship brand, Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of rates and other information on more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2008, Bankrate.com had nearly 72 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 500 newspapers.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates across the United States, Europe and Asia and has more than 30 years of investing experience. Funds under the advice and management of Apax Partners globally total over $35 billion. These funds provide long-term equity financing to build and strengthen world-class companies. Apax Partners funds invest in companies across its global sectors of Tech & Telecom, Retail & Consumer, Media, Healthcare and Financial & Business Services. Significant recent investments by the Apax Partners Media and Financial & Business Services teams include: Trader Media, EMap, Cengage Learning, Travelex, Hub International, Global Refund and Azimut. For more information visit: www.Apax.com.

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Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although BEN Holdings and BEN Merger Sub believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance that the forward-looking statements contained herein will prove to be accurate. Some of the factors that could cause actual results and forward-looking statements contained herein to differ including risks that the proposed transaction disrupts current plans and operations and Bankrate’s potential difficulties in employee, distributor, supplier and customer retention as a result of the offer and the merger; and other risk factors as set forth from time to time in Bankrate’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation that Bankrate’s objectives will be achieved. BEN Holdings and BEN Merger Sub undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Apax Partners Media Contacts:

Benjamin Harding benjamin.harding@apax.com +44 20 7872 6401 Todd Fogarty Kekst and Company todd-fogarty@kekst.com 212-521-4854

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